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                         QUANTUM EPITAXIAL DESIGNS, INC.
                             NOTE PURCHASE AGREEMENT

         THIS AGREEMENT is made this 21st day of February, 1997 between QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation located at 119 Technology Drive, Bethlehem, Pennsylvania 18015 ("Corporation") and AMP INCORPORATED, a Pennsylvania corporation located at 470 Friendship Road, Harrisburg, Pennsylvania 17111 ("Lender").

         In consideration of the mutual agreements and undertakings set forth in this Agreement, the parties, intending to be legally bound hereby, agree as follows:

         SECTION 1. Amendment to Articles. Prior to or contemporaneous with Closing (as defined in Section 4(a)) the Corporation will file with the Secretary of State of the Commonwealth of Pennsylvania an amendment to its Articles of Incorporation (the "Amendment"), setting forth, among other things, the designations, powers, preferences and rights and the qualifications, limitations and restrictions of the Corporation's Class B Preferred Stock, $.0l par value (the "Class B Preferred Stock"). A copy of the Amendment is attached hereto as Exhibit A.

         SECTION 2. Issuance of Note. Subject to the terms and conditions of this Agreement, the Corporation has authorized the issuance and sale to Lender of a $2,000,000 convertible subordinated note in the form attached hereto as Exhibit B (the "Note"). The Note, the Class B Preferred Stock and the Common Stock underlying the Class B Preferred Stock are sometimes hereinafter referred to collectively as the "Securities", or individually, as a "Security".

         SECTION 3. Agreement to Sell and Purchase the Note. At the Closing, the Corporation is selling to the Lender, and the Lender is purchasing from the Corporation, upon the terms and conditions hereinafter set forth, the Note. The aggregate purchase price for the Note is Two Million Dollars ($2,000,000).

         SECTION 4. Delivery of Note.

                  (a) The Closing (the "Closing") hereunder with respect to the transactions contemplated hereby is taking place by facsimile transmission of executed copies of the documents contemplated hereby at the offices of Pepper, Hamilton & Scheetz, Suite 400, 1235 Westlakes Drive, Berwyn, Pennsylvania, 19312, simultaneously with the execution and delivery of this Agreement (the "Closing Date"), all of which shall be confirmed by overnight delivery of originally executed copies of such documents.

                  (b) At the Closing, the Corporation is delivering to Lender the Note, payable to the order of Lender. Delivery is being made against receipt by the Corporation by

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wire transfer of immediately available funds to the account of the Corporation in the full amount of the aggregate purchase price of the Note.

         SECTION 5. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Lender that, as of the date hereof:

                    5.1 Organization. The Corporation is a corporation duly organized, in good standing and validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Corporation is qualified as a foreign corporation and is in good standing in all such other jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property requires such qualification. The Corporation has provided the Lender with true, correct and complete copies of its Articles of Incorporation (certified by its Secretary) and its By-laws (certified by its Secretary), in each case as amended to and as in effect on the date hereof (the "Articles of Incorporation" and the "By-laws", respectively).

                    5.2 Capitalization. The authorized capital stock of the Corporation immediately upon the consummation of the Closing of the transactions contemplated hereby shall consist of (i) 25,000,000 shares of Common Stock, $.00l par value per share, of which 1,585,350 shares are validly issued and outstanding, fully paid and nonassessable, and (ii) 5,420,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock") of which (x) 150,000 shares are designated as Class A Preferred Stock, (y) 270,000 shares are designated as Class B Preferred Stock, and (z) 5,000,000 shares may be designated from time to time by the Corporation's board. There are no shares of Preferred Stock issued and outstanding.

Schedule 5.2 attached hereto contains a list immediately prior to Closing of (i) all record holders of capital stock of the Corporation, including the number of shares of capital stock of the Corporation held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation, which names all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder. The number of shares of capital stock (if any) reserved for issuance in connection with clause (ii) of the immediately preceding sentence is not subject to adjustment by reason of the issuance of the Note. Except as set forth in Schedule 5.2 attached hereto, there are, and immediately upon consummation at the Closing of the transactions contemplated hereby there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to applicable laws, the Articles of Incorporation or By-laws or any agreement to which the Corporation is a party, or otherwise, except as contemplated by this Agreement and that certain Note and Warrant Purchase Agreement (the "NEPA Agreement") dated August 30, 1989 among the Corporation, NEPA Venture Fund, L.P. ("NEPA"), James C.M. Hwang ("Hwang") and Thomas L. Hierl ("Hierl"); and there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital

                                       -2-

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stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as contemplated by the NEPA Agreement and by this Agreement, the Corporation has not granted to any of its shareholders any right to require the Corporation to effect a registration of shares of the Corporation's capital stock pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All shares of Common Stock and other securities issued by the Corporation prior to the Closing have been issued in transactions exempt from registration under the Securities Act. The Corporation has not violated the Securities Act in connection with the issuance of any shares of capital stock or other securities of the Corporation prior to the Closing.

                    5.3 Organization of Business, Etc. The Corporation was incorporated under the laws of the Commonwealth of Pennsylvania on December 23, 1988. The Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other equity interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

                    5.4 Agreements. Except as listed on Schedule 5.4, the Corporation is not a party to any written or oral material (a) collective bargaining agreement with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment;
(c) contract for the employment of any officer, individual employee or other person on a full-time basis or any material contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option plans, in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Corporation; (f) guaranty of any obligation for borrowed money or otherwise; (g) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation; (i) agreement or other commitment for capital expenditures; (j) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; (k) contract, agreement or commitment under which the Corporation has issued, or may become obligated to issue, any shares of capital stock of the Corporation, or any warrants, options, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock, other than as contemplated by this Agreement; or (1) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation. For purposes of this
Section 5.4, "material" shall mean those agreements involving obligations in excess of $250,000 or payments for any one year in excess of $100,000.

                    5.5 Intellectual Property Rights and Governmental Approval. Except as set forth in Schedule 5.5 attached hereto:

                                    (a) the Corporation owns or has the right to
use all Intellectual Property Rights material and necessary for the conduct of its business as presently conducted (collectively, the "Requisite Rights").

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                                    (b) the Corporation has all governmental
approvals, authorizations, consents, licenses and permits material and necessary to conduct its business as presently conducted.

                                    (c) no royalties or fees are payable by the
Corporation to other persons by reason of the ownership or use of the Requisite Rights.

                                    (d) to the knowledge of the Corporation, no
product or service manufactured, marketed or sold by the Corporation violates any license or infringes any Intellectual Property Rights of others.

                                    (e) there is no pending or (to the knowledge
of the Corporation) threatened claim or litigation against the Corporation contesting the validity of or right to use the Requisite Rights, nor has the Corporation received any notice that any of the Requisite Rights or the operation or proposed operation of the Corporation's business conflicts with the asserted rights of others.

As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including, without limitation, Proprietary Technology (as hereinafter defined), patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, licenses, trade secrets, proprietary processes and formulae. As used herein, "Proprietary Technology" means all source and object code, processes, inventions, trade secrets, know-how and other proprietary rights owned by the Corporation pertaining to any product or service manufactured, marketed or sold by the Corporation or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation describing or relating to the above, including, without limitation, manuals, memoranda, know-how, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

                   5.6. Litigation, Etc. Except as set forth on Schedule 5.6 attached hereto, there are no (i) actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or threatened against the Corporation, whether at law or in equity, or before or by any Federal or state governmental department, commission, board, bureau, agency or instrumentality that, if adversely determined against the Corporation, would require the Corporation to pay damages in excess of $100,000 or that would restrict the Corporation's ability to consummate the transactions contemplated by this Agreement or draw into question the validity of this Agreement; or (ii) material judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Corporation.

                   5.7. No Defaults. Except as described on Schedule 5.7 attached hereto, the Corporation is not in default (a) under the Articles of Incorporation or By-laws, or any material (as defined in Section 5.4) indenture, mortgage, lease or contract, agreement or instrument to which the Corporation is a party or by which it or any of its property is bound or affected or (b)

                                       -4-
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with respect to any order, writ, injunction or decree of any court or any
Federal or state, department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing by the Corporation or by any other party bound by the foregoing.

                   5.8. Tax Matters. All Federal, state and local tax returns and tax reports required to be filed by the Corporation have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete. All Federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) required to have been paid or accrued by the Corporation have been fully paid or are adequately provided for on the Interim Balance Sheet (as defined in Section 5.20), except for tax liabilities arising in the ordinary course of business since the date of the Interim Balance Sheet and liabilities being challenged in good faith by the Corporation as set forth on the Schedule of Exceptions. No issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Corporation. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate state or local tax authorities of the Federal, state or local income tax, sales tax or franchise tax returns of or with respect to the Corporation have been fully paid or are adequately provided for on the Interim Balance Sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted. The provisions for taxes on the Interim Balance Sheet are sufficient for the payment of all accrued and unpaid Federal, state or local taxes as of such date, except for taxes being challenged in good faith by the Corporation as set forth on the Schedule of Exceptions.

                   5.9. Disclosure Document. The Corporation has delivered to the Lender a Confidential Disclosure Memorandum dated September 9, 1996, which memorandum is derived from the Corporation's draft of Registration Statement on Form S-1 (the "Disclosure Document"). In addition, the Corporation has furnished to the Lender information listed on Schedule 5.9 attached hereto as a supplement to the Disclosure Document (the "Supplemental Information"). The descriptions of the business, operations, properties and assets of the Corporation contained in the Disclosure Document, as supplemented by the Supplemental Information, are true and correct in all material respects as of the date thereof, and the Disclosure Document, as supplemented by the Supplemental Information, does not omit to state a material fact necessary to make such descriptions not misleading under the circumstances.

                   5.10. Compliance. The Corporation (a) has complied, in all material respects, with all federal, state and local laws, ordinances, regulations and orders applicable to it, its business or the ownership of its assets, and (b) has all federal, state and local and governmental licenses and permits material to and necessary in the conduct of its business as presently being conducted; such licenses and permits are in full force and effect, and no violations have been recorded in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof.

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                   5.11. Insurance. The Corporation has such policies of
liability, theft, life, fire, workmen's compensation, health and other forms of insurance as are adequate against risks usually insured against by comparable persons, businesses and properties. Such policies are in full force and effect and all premiums with respect to such policies are currently paid.

                   5.12. Authorization of Agreement. The execution, delivery and performance by the Corporation of this Agreement and the Note have been duly authorized by all requisite corporate action by the Corporation, and each constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. The execution, delivery and performance of this Agreement and the Note and consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Corporation and the issuance, sale and delivery of the Securities by the Corporation, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under the Articles of Incorporation or By-laws of the Corporation, or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Corporation is a party or by which it or any of its property is bound or affected.

                   5.13. Authorization of Note. The issuance, sale and delivery of the Note has been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered in accordance with this Agreement will be validly issued and outstanding, and not subject to any unwaived preemptive or any other similar rights of the shareholders of the Corporation or others. The reservation, issuance, sale and delivery of the Class B Preferred Stock and of the Common Stock issuable upon conversion of the Class B Preferred Stock (collectively, the "Reserved Shares") have been duly authorized by all requisite corporate action by the Corporation, and the Reserved Shares have been duly reserved by the Corporation. Upon the issuance and delivery of the Reserved Shares in accordance with the terms of this Agreement, the Note, or the Amendment, as applicable, such Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to any unwaived preemptive or any similar rights of shareholders of the Corporation or others.

                   5.14. Related Transactions. Except as set forth on Schedule
5.14 attached hereto, no Corporation director, officer or "affiliate" (as defined in the rules and regulations promulgated under the Securities Act) of any such person, is presently, directly or indirectly, through his or its affiliation with any other person or entity, a party to any transaction with the Corporation providing for the furnishing of services by or to, or rental or sale of real or personal property from or to, or otherwise requiring cash payments to or by any such person involving amounts in

                                       -6-
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excess of $25,000 per person per year, except for normal employment or consulting arrangements in the ordinary course of the Corporation's business. For purposes of this Agreement, a transaction of the type described in this
Section 5.14 is sometimes herein referred to as a "Related Transaction".

                   5.15. Use of Proceeds. The net proceeds received by the Corporation from the sale of the Note shall be used by the Corporation for working capital and other general corporate purposes.

                   5.16. Offering Exemption. The offering and sale of the Securities are each exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

                   5.17. No Governmental Consent or Approval Required. Except for the filing of any notice in connection with the Closing that may be required under applicable federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to, or filing with, any governmental or regulatory authority is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or for the valid authorization, issuance, sale and delivery of the Note.

                   5.18. Brokers. Except as set forth in Schedule 5.18 attached hereto, neither the Corporation nor any of the Corporation's officers, directors, employees or shareholders has employed or is liable for fees to any broker or finder in connection with the transactions contemplated by this Agreement.

                   5.19. Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreements. Each current employee of the Corporation who has or is proposed to have access to confidential and proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to non-disclosure, proprietary information and patent and invention assignment.

                   5.20. Financial Information.

                                   (a) The Corporation has previously delivered
to the Lender the draft unaudited balance sheet of the Corporation as at December 31, 1996 (the "Interim Balance Sheet") and related unaudited statements of operations for the fiscal month then ended, prepared by the Corporation (collectively, the "Interim Financial Statements"). The Interim Financial Statements (i) fairly present in all material respects the financial position of the Corporation as at the respective dates indicated and the results of operations of the Corporation for the respective periods indicated and (ii) unless otherwise stated therein, have been prepared in accordance with generally accepted accounting principles consistently applied, subject to routine year-end adjustments.

                                   (b) The Corporation has previously delivered
to the Lender the audited balance sheets of the Corporation as of December 31, 1994 and 1995 (together, the "Balance

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Sheets"), and the related statements of operations, shareholders' equity and changes in cash flows for the respective periods indicated, prepared by the Corporation and reported on by Arthur Andersen LLP (collectively, the "Financial Statements"). The Financial Statements (i) fairly present, in all material respects, the financial position of the Corporation as of the respective dates indicated and the results of the Corporation's operations and cash flows of the Corporation for the respective periods indicated and (ii) unless otherwise stated therein, have been prepared in conformity with generally accepted accounting principles consistently applied.

                                   (c) Except for the Corporation's purchase of
raw materials in the ordinary course of business and as otherwise disclosed on
Schedule 5.20(c) attached hereto, since the date of the Interim Financial Statements, the Corporation has not incurred any obligation in excess of $250,000 or that requires payments for any one year in excess of $100,000.

                   5.21. Encumbrances. Except as disclosed on the Balance Sheet, the Corporation owns outright all the property and assets, real, personal or mixed, tangible or intangible, reflected as assets in the Balance Sheet (other than assets disposed of in the ordinary course of business), including, but not limited to, the Requisite Rights, subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind, except as reflected in the Financial Statements.

                   5.22. Environmental Matters.

                                   (a) During the period that the Corporation
has leased or owned its respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, except for disposals, releases or threatened releases of Hazardous Materials that are incidental to the Corporation's operation of its business or any of its respective properties and that are in compliance with all applicable Environmental Laws (as defined in Section 5.22(b) below). The Corporation has no knowledge of any disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Corporation having taken possession of any of such properties or facilities. Except for those materials used in connection with the Corporation's manufacturing processes and any materials used in connection with activities performed in conjunction with, in support of, or incidental to the manufacturing process in compliance with all applicable Environmental Laws (including, but not limited to, maintenance and cleaning supplies, office products and the like), no Hazardous Materials are stored on or under such properties or facilities, and no Hazardous Materials have been removed from such properties or facilities during the time that the Corporation has owned or leased its properties. To the best of the Corporation's knowledge, there are no and have never been any, underground storage tanks or surface impoundments located on such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substances, material or waste which is, or becomes prior to the Closing regulated under, or defined as a "hazardous

                                       -8-
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substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials,"
"toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                                   (b) The Corporation has not been informed by
any federal, state or local agency that it is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, above, under or about such properties or facilities, including, but not limited to , air, soil, ground water or surface water condition (collectively, the "Environmental Laws"), nor is the Corporation subject to any outstanding violations, orders or enforcement actions of any kind by any federal, state or local agency. During the time that the Corporation has owned or leased its properties and facilities, neither the Corporation nor, to the best of the Corporation's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, except pursuant to the requirements of applicable Environmental Laws; provided, however, that the Corporation does not make representations or warranties with respect to the acts or omissions of third parties after such parties have left the Corporation's premises.

                                   (c) Except as to the claims identified on
Schedule 5.6 attached hereto, during the time that the Corporation has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Corporation by, or any settlement reached by the Corporation with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

         SECTION 6. Representations and Warranties of the Lender.

                                   (a) Lender represents and warrants to the
Corporation that it is acquiring the Securities for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                                   (b) Lender understands that none of the
securities which are being purchased pursuant to this Agreement have been registered under the Securities Act, and such securities cannot be sold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.

                                   (c) Lender further understands that Rule 144
(the provisions of which are known to Lender) promulgated under the Securities Act is not currently available as a basis for exemption from registration of any of the securities purchased by such Lender and, except as otherwise expressly provided in this Agreement, the Corporation is under no obligation to take any actions which may be necessary in order to render the provisions of Rule 144 available as a basis for such exemption from registration.

                                   (d) Lender represents and warrants that it
has not engaged any broker or finder in connection with the transactions contemplated by this Agreement.

                                   (e) Lender represents and warrants that it
has been duly formed under the Pennsylvania law, it is validly subsisting as a corporation as of the date of this Agreement and the execution, delivery and performance of this Agreement has been authorized by all requisite corporate action. Lender's principal place of business is located in Pennsylvania.

                                   (f) Lender is (i) an "institutional investor"
as that term is defined in Section 102 of the Pennsylvania Securities Act of 1972, as amended, and (ii) a corporation not formed for the specific purpose of acquiring the Securities with total assets in excess of $5,000,000.

                                   (g) The Lender has no present arrangement,
understanding or agreements for transferring or disposing of any of the Securities.

                                   (h) The Lender is familiar with the
Corporation's business, financial condition, affairs and prospects and also is aware that the Securities represent a very speculative investment with the possibility of complete loss of all funds the Lender has invested.

                                   (i) Before executing this Agreement, Lender
was furnished with or given access to all information with respect to the Corporation, which was requested. The Lender or their representatives were given the opportunity to ask the Corporation's officers any and all questions which such persons had, and confirm that such persons received satisfactory answers relating to the Corporation's business, financial condition, affairs and prospects.

                                   (j) Based on the foregoing representations
and warranties of the Lender, the representations and warranties of the Corporation and the information and schedules provided by the Corporation to the Lender in connection with the execution of this Agreement, Lender confirms that it possesses sufficient knowledge and experience in financial and business matters generally, and sufficient familiarity with the Corporation in particular, to evaluate the risks of investment in the Securities and to execute and deliver this Agreement. Lender also confirms that it is able to bear the economic risk inherent in its investment and understands that there is and will be no private or public market for the Securities in the event Lender needs to liquidate its investment.

         SECTION 7. Conditions Precedent to Closing by the Lender on the Closing Date. The obligation of the Lender to purchase and pay for the Note on the Closing Date is subject to the following conditions precedent:

                   7.1. Corporate Proceedings; Consents, Etc. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained. All documents incident thereto and all legal matters incident to this Agreement and the Closing shall be reasonably satisfactory in form and substance to the Lender and its counsel, who shall have received all such originals or certified or other copies of such documents either may reasonably request.


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

                    7.2. Representations and Warranties. Each of the Corporation's representations and warranties contained in Section 5 hereof shall be true and correct in all material respects as of the Closing Date.

                    7.3. Opinion of Counsel. At the Closing, the Lender shall have received from Pepper, Hamilton & Scheetz, counsel for the Corporation, its opinion addressed to the Lender, dated the date of the Closing, in the form of Exhibit C attached hereto.

                    7.4. Amendment. The Board of Directors and shareholders of the Corporation shall have duly approved the Amendment and the Amendment shall have been filed with and accepted by the Secretary of State of the Commonwealth of Pennsylvania and become effective, and evidence of the foregoing in form satisfactory to the Lender shall have been delivered to the Lender.

                    7.5. Voting Agreement. At the Closing, the Lender shall have received from the Corporation and its shareholders a duly executed Voting Agreement in the form attached hereto as Exhibit D.

                    7.6. Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue sky" laws in connection with the issuance, sale and delivery of the Note shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required) and copies of the same delivered to the Lender.

                    7.7. Secretary's Certificate. The Lender shall have received a certificate, dated the date of the Closing, of the Secretary or an Assistant Secretary of the Corporation to the effect (i) that attached thereto is a true and complete copy of the Articles of Incorporation and the Bylaws of the Corporation, in each case as in effect on the date thereof, (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Corporation authorizing the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby, and authorizing the issuance and delivery of the Note, (iii) that the Corporation is validly subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified as a foreign corporation in any other state in which the conduct of its business or its ownership or leasing of property requires qualification of the Corporation, and has paid all required franchise taxes in such states, (iv) that all requested consents have been obtained, (v) that all conditions set forth in this Section 7 have been fulfilled, and (vi) of such other matters as may reasonably be requested by the Lender or its counsel.

         SECTION 8. Management of the Corporation.

                    8.1. Access to Records. The Corporation shall afford to the Lender and its employees within the Lender's "Corporate Development Department" or any successor organization thereto, access, on a reasonable basis during normal business hours, to the books, records and properties of the Corporation and to the officers and employees of the Corporation for any reasonable purpose relating to the Lender's evaluation and monitoring of its investment in the Corporation. Except for the Permitted Recipients (as defined below), the Lender shall not disclose to, or, except to the extent strictly necessary to evaluate and monitor its investment in the Corporation, the Lender shall not use for the Lender's direct or indirect benefit or for the direct or indirect benefit of, any other person, entity or association including, without limitation M/A COM, Inc., any other person, entity or association controlling, controlled by, or under common control with, the Lender, and any of their respective directors, officers, employees, or contractors, any information that the Corporation has not authorized to be made readily available to the general public or that is not otherwise available from other sources that did not obtain such information as a direct or indirect result of the Lender's breach of its obligations under this Section 8.1 (collectively, "Confidential Information"). The Lender shall limit dissemination of the Confidential Information to the Lender's directors, senior executive officers, employees within the Lender's "Corporate Development Department" or any successor organization thereto, employees within the Lender's "Corporate Controller's Office," or any successor organization thereto, and outside financial and legal advisors that have a need to know such Confidential Information for the performance of their respective duties as such in connection with the Lender's evaluation and monitoring of its investment in the Corporation (collectively, the "Permitted Recipients"). Additionally, the Lender shall cause the Permitted Recipients to maintain the confidentiality of, and not to use, any Confidential Information to the same extent required of the Lender under this
Section 8.1. Nothing contained in this Section 8.1 shall restrict the Lender's or any of its directors,' officers,' employees' or advisors' ability to make disclosures that are compelled by any requirement of law or legal process; provided, that the Lender shall promptly notify the Corporation thereof and shall cooperate with the Corporation to obtain a protective order or other similar determination with respect to the Confidential Information that is so required to be disclosed.

                    8.2. Financial Reports. The Corporation agrees to furnish the Lender with the following:

                             8.2.1. Within 45 days after the end of each
quarter, an unaudited financial report of the Corporation, which report shall include the following:

                             (a) a profit and loss statement for such quarter
which statement shall be prepared in accordance with generally accepted accounting principles consistently applied, subject to routine year-end adjustments; and

                             (b) a balance sheet as of the last day of such
quarter, which balance sheet shall be prepared in accordance with generally accepted accounting principles consistently applied, subject to routine year-end adjustments;

                             8.2.2. Within 90 days after the end of each fiscal
year of the corporation, financial statements of the Corporation which shall include a profit and loss statement for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the unqualified audit report of an independent certified public accounting firm.

                             8.2.3. If for any period the Corporation shall have
any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered shall be the consolidated and, where reasonably appropriate, unaudited consolidating financial statements of the Corporation and all such consolidated subsidiaries.

                             8.2.4. Promptly upon becoming available:

                             (a) except to the extent included in materials
furnished to the Lender as shareholders, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission (the "Commission") or any securities exchange, and

                             (b) any other financial information available to
management of the Corporation as the Lender shall have reasonably requested on a timely basis.

                    8.3. Existence; Maintenance of Property. The Corporation shall do or cause to be done all things necessary to maintain, preserve and keep in full force and effect its corporate existence and all rights, licenses, permits and franchises necessary to the proper conduct of its business and the ownership, leasing or operation of its properties. The Corporation shall maintain and operate its business and properties in accordance with all applicable laws and regulations and take all reasonable action which may be required to obtain, preserve, renew and extend all licenses, permits, authorizations, trade names, trademarks, copyrights and patents which may be necessary for the continuance of the operation of any such property by it. The Corporation shall at all times maintain and preserve all property necessary in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may properly and advantageously be conducted at all times.

                    8.4. Property and Liability Insurance. The Corporation shall maintain adequate insurance, by financially sound and reputable insurers, on its properties of a character customarily insured by companies engaged in the same or a similar business against liability, loss or damage resulting from hazards, risks and other liabilities, including without limitation extended coverage of the kind customarily insured against by such companies and public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any of its properties, and maintain such other insurance as may be required by law or other agreements to which the Corporation is or shall become a party.

                    8.5. Payment of Debts, Taxes, Etc. The Corporation shall pay all indebtedness and obligations promptly and in accordance with normal terms and pay and discharge promptly all taxes, assessments and governmental charges or liens imposed upon it or upon its income or receipts or in respect of any of its property, before the same shall become in default, as well as all lawful claims which, if unpaid, might result in the creation of a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation or tax so long as the validity or amount thereof shall be contested in good faith and the Corporation shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such indebtedness, obligation or tax.

                    8.6. Litigation and Other Notices. The Corporation shall deliver to the Lender promptly following the occurrence thereof (but in any event within 10 days) written notice and a description of and management's proposed response to the following:

         (i) all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any material (as defined in Section 5.4) note, agreement or contract, including without limitation this Agreement;

         (ii) levy of an attachment, execution or other process against any of the property or assets, real or personal, of the Corporation or any of its subsidiaries that individually or in the aggregate have a value in excess of $100,000;

         (iii) the filing or commencement of any action, suit or proceeding against the Corporation by or before any court or any federal, state, municipal or other governmental department, commission, instrumentality or agency that, if adversely determined against the Corporation, would require the Corporation to pay damages in excess of $100,000; and

         (iv) any matter of non-general effect which has resulted in, or which may result in, a material adverse change in the financial condition or operations of the Corporation that would, if the Corporation were an issuer of any equity securities registered under the Securities Exchange Act of 1934, as amended, require the Corporation to disclose the occurrence of such matter under the federal securities laws.

                    8.7. Non-Disclosure and Patent and Invention Assignment Agreements. The Corporation shall cause each person who becomes a key consultant or employee of the Corporation or who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute an agreement relating to matters of non-disclosure, proprietary information and patent assignment in such form as is satisfactory to the Board of Directors of the Corporation. The Corporation will take all reasonable actions to protect its proprietary information, including without limitation the filing of copyright and patent applications when appropriate.

                    8.8. System of Accounting. The Corporation shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and will set aside on its books and cause each of its subsidiaries to set aside on its books all such proper reserves as shall be required by generally accepted accounting principles.

                    8.9. Alteration of Class B Preferred Stock. The Corporation shall not, directly or indirectly, without the prior approval of the Lender in any manner alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Class B Preferred Stock.

         SECTION 9. Additional Agreements.

                    9.1. Right of First Refusal.

                                    (a) Except in the case of Excluded
Securities (as hereafter defined), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Corporation, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation, (iv) any security of the Corporation that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Corporation, unless in each case the Corporation shall have first offered (the "Offer") to sell to the Lender its Proportionate Percentage of such securities proposed to be sold by the Corporation (the "Offered Securities"), at a price and on such other terms as specified in the Offer, which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date notice is given by the Corporation to the Lender.

                                    (b) Notice of a Lender's intention to
accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Lender and delivered to the Corporation prior to the end of the 30-day period of such Offer, setting forth such portion of the Offered Securities as such Lender elects to purchase (the "Notice of Acceptance"), provided, however that such Lender shall have no obligation to make such purchase if no sale is ultimately made of at least 90% (or at least the minimum required number of shares in a predesignated minimum/maximum private placement) of the Offered Securities.

                                    (c) The Corporation shall have 90 days from
the expiration of the foregoing 30-day period, to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by such Lender (the "Refused Securities"), but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable to the purchaser or less favorable to the Corporation than those set forth in the Offer. Upon the closing of the sale of the Refused Securities, the Lender shall purchase from the Corporation, and the Corporation shall sell to the Lender, the Offered Securities in respect of which Notice of Acceptance was delivered to the Corporation by the Lender, at the terms specified in the Offer. The purchase by the Lender of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Lender of a purchase agreement containing the provisions set forth in the Offer and Notice of Acceptance, and no less favorable to such Lender than the purchase agreement executed by the purchasers of the Refused Securities.

                                    (d) In each case, any Offered Securities not
purchased by the Lender or other purchasers in accordance with Section 9.1(c) may not be sold or otherwise disposed of until they are again offered to the Lender under the procedures specified in Sections 9.2(a), (b), and (c).

                                    (e) The rights of the Lender under this
Section 9.1 shall not apply to (i) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock, (ii) Common Stock issued upon conversion of Class A Preferred Stock, Class B Preferred Stock or upon exercise of the warrants identified on Schedule
5.2 attached hereto, (iii) Common Stock issued pursuant to any merger or consolidation, or to any acquisition of stock or other property of any person,
(iv) Class A Preferred Stock issued upon conversion of the convertible subordinated notes issued to each of NEPA and Hwang pursuant to the NEPA Agreement, (v) Class B Preferred Stock issued upon conversion of the Note, and
(vi) options and shares of Common Stock issued to employees, directors and/or consultants of the Corporation pursuant to stock option or stock purchase plans established and approved by the Corporation's board for the general benefit of persons constituting employees, directors or consultants of the Corporation (collectively, the "Excluded Securities").

                                    (f) Notwithstanding the foregoing provisions
of this Section 9.1, the rights of the Lender and the obligations of the Corporation under this Section 9.1 shall be inapplicable to the consummation of an offering and sale of securities of the Corporation as part of a public offering registered under the Securities Act, and the provisions of this Section
9.1 shall terminate upon the consummation of such offering.

                                    (g) "Proportionate Percentage" shall mean as
to the Lender, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such Lender bears to
(y) the aggregate number of shares of outstanding Common Stock then owned by all shareholders of the Corporation. For purposes solely of the computation required under clauses (x) and (y) above, the Note and any outstanding Class B Preferred Stock shall be treated as having been converted into shares of Common Stock at the rate which such securities are convertible into shares of Common Stock in effect at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 9.1(a), and all outstanding convertible notes and convertible stock held by other parties shall likewise be deemed converted, and all outstanding warrants and options held by other parties shall likewise be deemed exercised.

                    9.2. Filing of Reports Under the Exchange Act. Subsequent to a registered public offering of the Corporation's Common Stock, the Corporation shall comply with public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act under Rule 144 (as amended from time to time or successor rule thereto) for the sale of Common Stock by the Lender, and the Corporation shall cooperate with the Lender in supplying such information as may be necessary for the Lender to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act under Rule 144 (as amended from time to time, or successor rule thereto), for the sale of Common Stock by the Lender.

         SECTION 10. Transfer of Securities.

                    10.1. Restriction on Transfer. The Restricted Securities, any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act in respect of the transfer thereof.

                    10.2. Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

         "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

         "Restricted Securities" shall mean the Note, Class B Preferred Stock obtained upon conversion of the Note, Common Stock obtained upon conversion of Class B Preferred Stock, any securities purchased by a Lender pursuant to
Section 9.1, and any securities received in respect of any of the foregoing, in each case which have not been sold to the public (a) pursuant to registration under the Securities Act or (b) subsequent to the Corporation's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

         "Restricted Shares" shall mean the shares of Common Stock constituting Restricted Securities.

         "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                    10.3. Restrictive Legend. Each certificate for the Restricted Securities and any securities received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 10.4 or 10.11) be stamped or otherwise imprinted with legends in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 10 OF THE NOTE PURCHASE AGREEMENT DATED FEBRUARY 21, 1997, BETWEEN QUANTUM EPITAXIAL DESIGNS, INC. AND AMP INCORPORATED.

                    10.4. Notice of Transfer. The holder of any Restricted Securities, by acceptance thereof agrees, prior to any transfer of any Restricted Securities, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 10.4. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by
(a) the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Securities, as to whether in the opinion of such counsel (which counsel and opinion shall be reasonably satisfactory to the Corporation) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Corporation by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Sections 10.5, 10.6 or 10.7 as the case may be. If in such opinion of counsel the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 10.3 unless (a) in such opinion of counsel registration of future transfer is not required by the applicable provisions of the Securities Act and such securities may immediately be sold by the holder without taking any other actions in order to comply with an applicable exemption from such registration requirements, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required (a) on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto which would allow the purchaser to rely on the exemption provided by Section 4(l) of the Securities Act) or (b) on any certificate or other instrument which is immediately resalable (whether or not such resale is proposed) under Rule 144 (k) or successor thereto. The holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to and accepted by the Corporation (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 10.4) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act

                    10.5. Required Registration. If at any time subsequent to 180 days after the initial public offering of the Corporation the Corporation shall be requested by Lender to effect the registration under the Securities Act of Restricted Shares, the Corporation shall promptly give written notice of such proposed registration to all holders of outstanding Restricted Securities, and thereupon the Corporation shall promptly use its best efforts as expeditiously as practicable to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition described in the request of said holder or holders of Restricted Securities; provided, however, that the Corporation shall have the right to delay such efforts for a period not to exceed six (6) months if the Board of Directors of the Corporation determines that such registration and/or sale could interfere with the business plans of the

Corporation and provided, further, however, that the Corporation shall not be obligated to effect any registration under the Securities Act, except in accordance with the following provisions:

                                    (a) The Corporation shall not be obligated
to file and cause to become effective more than one registration statement in which Restricted Shares are registered under the Securities Act pursuant to this
Section 10.5 and effectively sold thereunder.

                                    (b) Anything contained herein to the
contrary notwithstanding, with respect to each registration requested pursuant to this Section 10.5, the Corporation may include in such registration any authorized but unissued shares of Common Stock for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares registered by the holder or holders of outstanding Restricted Securities requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 10.6 and not this Section 10.5; provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration shall not prevent the holder or holders of outstanding Restricted Securities requesting such registration from registering the entire number of Restricted Shares requested by them and, in the event the registration is, in whole or in part, an underwritten public offering and the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in such registration and such previously authorized but unissued shares of Common Stock by the Corporation and/or issued and outstanding shares of Common Stock by persons other than the holders of Restricted Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such securities, then the number of Restricted Shares and such other previously authorized but unissued shares of Common Stock proposed to be included by the Corporation and issued and outstanding shares of Common Stock proposed to be included by persons other than the holders of Restricted Securities shall be reduced, first, pro rata among the Corporation and the holders of shares of Common Stock other than the holders of Restricted Securities, based upon the number of shares requested by holders thereof to be registered in such offering, and, thereafter, if necessary, pro rata among the holders of Restricted Securities, based upon the number of Restricted Securities then owned by the holders thereof.

                    10.6. Incidental Registration. If the Corporation at any time proposes for any reason to register any of its securities under the Securities Act subsequent to its initial public offering (other than pursuant to a registration statement on Form S-8, S-4 or similar or successor form (collectively, "Excluded Forms")), it shall each such time promptly give written notice to all holders of outstanding Restricted Securities of its intention so to do, and, upon the written request, given within 30 days after receipt of any such notice, of the holder of any such Restricted Securities to register any Restricted Shares (which request shall specify the holders and shall state the intended method of disposition of such Restricted Shares by the prospective seller), the Corporation shall use its best efforts to cause all such Restricted Shares (in minimum aggregate amounts of 10,000 shares as presently constituted and subject to adjustment for subsequent stock splits, combinations and dividends) to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered. In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to this Section 10.6 to register Restricted Shares may specify that such shares are to be included in the underwriting (a) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (b) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Restricted Securities and other than Hierl NEPA and Hwang (the "Other Shares") would interfere with the successful marketing (including pricing) of such securities, then the number of Restricted Shares, Hierl shares, NEPA shares, Hwang shares and Other Shares to be included in such underwritten public offering shall be reduced first, pro rata among the holders of Other Shares; second, if necessary, pro rata among the holders of Restricted Shares, Hierl, NEPA and Hwang, based upon the number of shares requested by holders thereof to be registered in such underwritten public offering; and lastly, if necessary, among the Corporation's shares requested by the Corporation to be registered in such Section 10.6 underwritten public offering, subject however to Section 10.5 (b).

                    10.7. Registrations on Forms S-2 and S-3. After the Corporation's initial registered public offering , the Corporation shall use its best efforts to qualify for registration under the Securities Act on Forms S-2 or S-3 ( or any similar form or forms promulgated under the Securities Act) the holders of Restricted Securities shall each have the right to request registrations on Forms S-2 or S-3 (which request or requests shall be in writing, shall specify the Restricted Shares intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition of such Restricted Shares intended to be sold or disposed of by the holders thereof and shall state the intended method of disposition of such Restricted Shares by the holder(s) requesting such registration) and the Corporation shall be obligated to use its best efforts to effect such registration, or registrations on Forms S-2 or S-3 (as the case may be); provided however, that the Corporation shall not be obligated to file and cause to become effective more than two registration statement on Forms S-2 or S-3 in which Restricted Securities are registered under the Securities Act pursuant to this Section 10.7 and effectively sold thereunder.

                    10.8. Preparation and Filing. If and whenever the Corporation is under and obligation pursuant to the provisions of this Section 10 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

                                    (a) prepare and file with the Commission a
registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective in accordance with Section 10.8(b), provided that the holders and prospective sellers of Restricted Shares shall provide the Corporation with such information as reasonably necessary in connection with the preparation of the registration statement;

                                    (b) prepare and file with the Commission
such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least six months and to comply with the provisions of the Securities act with respect to the sale or other disposition of all restriction Shares covered by such registration statement;

                                    (c) furnish to each selling shareholder
copies of any prospectus subject to completion and final prospectus, in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of such Restricted Shares;

                                    (d) use its best efforts to register or
qualify the Restricted Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each such seller shall reasonably request (provided however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other reasonable acts or things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in such jurisdictions of such securities;

                                    (e) notify each seller of Restricted Shares
covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 10.8(b), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which such statements were made not misleading and at the reasonable request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which such statements were made, not misleading; and

                                    (f) furnish, at the request of any holder or
holders requesting registration of Restricted Shares pursuant to this Section 10, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 10, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) to the underwriter an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, or, at the option of the Corporation, reimburse the holders' for the expense of holders' counsel providing such opinion;

and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

                    10.9. Expenses. All expenses incurred by the Corporation in complying with Section 10.8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel, including with respect to each registration effected pursuant to Sections 10.5, 10.6 and 10.7, reasonable fees and disbursements of not more than one counsel for the holders of Restricted Securities requesting registration hereunder, and of the independent certified public accountants (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation) shall be paid by the Corporation to the extent permitted under applicable federal and state regulations or by federal or state agencies having jurisdiction over the registration, provided however if the holders of Restricted Securities shall request a registration under Section 10.5 and shares are not effectively sold thereunder by reason of unfavorable market conditions (as determined by the underwriter, if any, otherwise, by the Corporation's investment banker or financial advisor) or action by the holders of Restricted Securities, then such holders shall pay the foregoing expenses to the extent related to its or their securities sought to be registered in a subsequently requested registration by such holders under Section 10.5. The holders of Restricted Shares included in such registration shall, if and to the extent required by such applicable regulations and agencies, pay their proportionate share of expenses of the offering, in proportion to the number of their shares included in the offering; under no circumstances shall underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Sections 10.5, 10.6 or 10.7 be borne by the Corporation; such expenses shall be borne by the seller or sellers, in proportion to the number of Restricted Shares sold by such seller or sellers.

                    10.10. Indemnification. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 10 or registration or qualification of any Restricted Shares pursuant to Section 10.8(d), the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or any document furnished to any agency with jurisdiction over securities laws by the Corporation required for the registration or qualification of any Restricted Shares pursuant to Section 10.8(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or "blue sky" laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse (except to the extent the Corporation assumes the defense and costs thereof as hereinafter provided) such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon such seller's or such underwriter's failure to deliver a prospectus subject to completion or final prospectus as provided by the Corporation in accordance with Section 10.8, or an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said prospectus subject to completion or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 10.8(d) in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter for use in the preparation thereof.

         Before Restricted Shares held by any prospective seller shall be sold pursuant to any registration pursuant to Section 10, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 10.10) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, any person consenting to be named as a person becoming an officer or director and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter for use in the preparation of such registration statement, prospectus subject to completion, final prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Restricted Shares, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10.10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided that if representation of both the indemnified and indemnifying parties by the same counsel is inappropriate under applicable standards of professional conduct due to defenses available to the indemnified party which conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 10.10. The indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties pursuant to this Section 10.10.

         Neither the indemnifying party nor the indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the other party or parties, which consent shall not be unreasonably withheld.

         Notwithstanding the foregoing provisions of this Section 10.10, if pursuant to an underwritten public offering of the Common Stock, the Corporation, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 10.10 shall be deemed inoperative for purposes of such offering.

                    10.11. Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 10, the restrictions imposed by this
Section 10 upon the transferability of any Restricted Securities shall cease and terminate when any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement or as otherwise contemplated by
Section 10.4 which does not require that the securities transferred bear the legend set forth in Section 10.3. Whenever the restrictions imposed by this
Section 10 shall terminate as herein provided, the holder of any Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, one or more new certificates not bearing the restrictive legend set forth in Section 10.3 and not containing any other reference to the restrictions imposed by this Section 10.

                    10.12. Suspension of Rights. Notwithstanding the foregoing provisions of this Section 10, the registration rights set forth herein shall be inapplicable to the extent and for the period during which all Restricted Shares sought to be registered hereunder could be immediately sold in a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto which would allow reliance on the exemption provided by Section 4(l) of the Securities Act) without additional expense or time delay to the seller beyond that which would be incurred by such seller in a registration.

         SECTION 11. Exchanges; Lost, Stolen or Mutilated Instruments. Upon surrender by the Lender to the Corporation of any instrument representing Securities, the Corporation at its expense will issue in exchange therefor, and deliver to the Lender, a new instrument representing such Securities, in such denominations as may be requested by the Lender. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any instrument representing any Securities, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement and bond satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such instrument, the Corporation at its expense will issue and deliver to the Lender a new instrument for such Securities of like tenor, in lieu of such lost, destroyed, stolen or mutilated instrument.

         SECTION 12. Survival of Representations, Warranties and Agreements. All representations and warranties hereunder shall survive the Closing and shall terminate on the earlier to occur of the initial public offering of the Corporation or the date three years after the Closing Date. The agreements and covenants contained in Sections 8 and 9 other than the Corporation's agreements and covenants contained in Section 9.2 and the Lender's agreements and covenants contained in Section 8.1, shall terminate upon the earliest to occur of (i) conversion into Common Stock of at least 75% of the aggregate Class B Preferred Stock obtained upon conversion of the Note, and (ii) the effectiveness of the initial public offering of the Corporation. All other agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Termination of any representation, warranty, agreement or covenant shall not affect any claim or action commenced prior to the date of termination.

         SECTION 13. Indemnification. The Corporation shall, with respect to the representations, warranties, covenants and agreements made by the Corporation herein, indemnify, defend and hold the Lender harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations or warranties. Without limiting the generality of the foregoing, the Lender shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations or warranties if such liability, loss or damage shall be suffered by the Corporation as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach, provided such liability, loss or damages to the Lender shall be deemed not to exceed the actual liability, loss or damage to the Corporation, multiplied by the Lender's Proportionate Percentage; provided further that the foregoing limitation shall not be construed as a limitation on the rights, if any, that the Lender may have to recover pursuant to the director indemnification provisions of the Pennsylvania Business Corporation Law of 1988, as amended, the Corporation's Articles of Incorporation or Bylaws, or any insurance policy maintained for the benefit of the Corporation's directors, with respect to any amounts for which the Lender may be liable by reason of having one of the Lender's employees serve as a member of the Corporation's board.

         SECTION 14. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation in any material respect, the Lender may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement, including reasonable legal and accounting fees and expenses.

         SECTION 15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, the Lender and (a) each other person who shall become a registered holder of any instrument representing the Securities, except those who receive them in connection with Section 144 sales, after any offering pursuant to a Securities Act registration statement, after registration of any of the Corporation's securities under the Securities Exchange Act of 1934 or in any trade on a recognized trading market or exchange and (b) the respective successors and assigns of the Corporation, the Lender and each such other person, provided, however, that with respect to clauses (a) and (b) above, no rights hereunder shall be assignable, in whole or in part, to any person, entity or association that is, directly or indirectly, a customer or competitor of the Corporation. Notwithstanding the foregoing, the Corporation may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 16. Entire Agreement. This Agreement and the exhibits and schedules which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto, including without limitation, that certain Confidentiality Agreement dated July 26, 1996 between Lender and Corporation.

         SECTION 17. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by reputable overnight carrier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in the first paragraph of this Agreement or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties. All such notices, advices and communication shall be deemed to have been received
(a) in the case of personal delivery on the date of such delivery, (b) in the case of overnight carrier, on the next business day, and (c) in the case of mailing, on the third day after the posting thereof.

         SECTION 18. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the parties hereto.

         SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 21. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         SECTION 23. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         SECTION 24. No Waivers. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which a party would otherwise have. No notice or demand in any case shall entitle a party to any other or further notice or demand in similar or other circumstances.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

                                         QUANTUM EPITAXIAL DESIGNS, INC.

                                         By:________________________________
                                              Thomas L. Hierl, President


                                         AMP INCORPORATED

                                         By:_________________________________

                                         Name: ______________________________

                                         Title: _____________________________